As filed with the Securities and Exchange Commission on May 19, 2023

Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in charter)

DELAWARE	58-1954497
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8302 Dunwoody Place, #250

Atlanta, Georgia 30350

(770) 587-9898

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BEN NACCARATO

Executive Vice President and Chief Financial Officer

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place, #250

Atlanta, Georgia 30350

(770) 587-9898

(Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Irwin H. Steinhorn, Esq.

Jeanette C. Timmons, Esq.

Conner & Winters, LLP

One Leadership Square, Suite 1700

211 North Robinson

Oklahoma City, Oklahoma 73102

(405) 272-5711

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has selected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated` May 19, 2023

PROSPECTUS

2,500,000 Shares

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Common Stock

We may offer from time to time up to 2,500,000 shares of our common stock, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus. We refer to our common stock registered hereunder as the “securities.” This prospectus describes some of the general terms that may apply to these securities and the manner in which they may be offered. We will provide the specific terms of any offering of securities in one or more supplements to this prospectus. Such prospectus supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We may offer and sell our securities to or through one or more underwriters, dealers, or agents, “at-the-market” to or through a market maker or into an existing trading market, or on an exchange or otherwise, or directly to one or more purchasers, or through a combination of methods of sale, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus. No securities may be sold without delivery of an accompanying prospectus supplement describing the method and terms of the offering of those securities.

You should read this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NASDAQ Capital Market under the symbol “PESI”. On May 15, 2023, the closing price of our common stock as reported on the NASDAQ Capital Market was $11.325.

The aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the closing price of our common stock on May 15, 2023 ($11.325 per share), was approximately $140,089,140, based on 13,419,165 shares of our common stock outstanding as of that date, of which 12,369,902 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering during the period of 12 calendar months immediately prior to and including the sale with a value exceeding more than one-third of our public float if at the time of such offering our public float is below $75.0 million. We have not offered any of our securities pursuant to General Instruction 1.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and any similar section contained in the applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K and other reports and information that we file with the Securities and Exchange Commission, or the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, over time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

We will not use this prospectus to offer and sell securities unless it is accompanied by a prospectus supplement that more fully describes the securities being offered and the terms of the offering. Any accompanying prospectus supplement or free writing prospectus may also add to, update or supersede other information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus together with the information incorporated or deemed to be incorporated by reference herein as described under the heading “Where to Find Additional Information” in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus, any prospectus supplement to this prospectus, any free writing prospectus or the documents incorporated by reference herein or therein are accurate only as of the date of such document. Our business, financial condition, liquidity, results of operations, funds from operations and prospects may have changed since those dates.

Unless the context otherwise requires, references in this prospectus to “Perma-Fix,” the “Company,” “we,” “our,” and “us” refer to Perma-Fix Environmental Services, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, contain statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters.

Forward-looking statements include statements related to:

●	demand for our services;
●	reductions and improvement in the level of government funding in future years;
●	reducing operating costs and non-essential expenditures;
●	ability to meet loan agreement quarterly financial covenant requirements;
●	funding of cash flow requirements;
●	Canadian receivables;
●	sufficient liquidity to continue business;
●	future results of operations and liquidity;
●	increasing liquidity;
●	government funding for our services;
●	liquidity to repay debt if our lender accelerates payment of our borrowings;

1

●	manner in which the applicable governmental customer will be required to spend funding to remediate various sites;
●	funding operations;
●	continued increases in pricing and/or further tightening supply chain;
●	our ability to fund capital expenditures from cash from operations and/or financing;
●	impact from COVID-19 and economic conditions;
●	continue improvement in waste receipts and project work;
●	submitted bids;
●	final terms of a proposed joint venture with an affiliate of Westinghouse Electric Company LLC, including the ownership percentage interests of the joint venture partners, as well as final funding requirements;
●	positive trends;
●	compliance with environmental laws, rules and regulations;
●	potential effect of being a Potentially Responsible Party, as such term is defined under Section 107(a) of the The Comprehensive Environmental Response, Compensation, and Liability Act of 1980;
●	potential sites for violations of environmental laws and remediation of our facilities;
●	future price increases;
●	sales prices; and
●	continuation of contracts with federal government.

While we believe the expectations reflected in any such forward-looking statements are reasonable, we can give no assurance such expectations will prove to be correct. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materiality from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described in “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2022, and in any subsequent annual report on Form 10-K, quarterly report on Form 10-Q or current report on Form 8-K incorporated by reference herein or in any accompanying prospectus supplement.

2

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are an environmental and environmental technology know-how company providing nuclear, low-level radioactive, mixed, hazardous and non-hazardous waste treatment, processing, and disposal services, primarily through four treatment and storage facilities that are licensed by the Nuclear Regulatory Commission (or state equivalent agency) and permitted by the U.S. Environmental Protection Agency (“EPA”) or state-equivalent agency. We also conduct research and development (“R&D”) activities to identify, develop and implement innovative waste processing techniques for problematic waste streams, as well as provide technical services and on-site waste management services to commercial and governmental customers.

Headquartered in Atlanta, Georgia, we provide services to research institutions, commercial companies, public utilities, and governmental agencies (domestic and foreign), including the U.S. Department of Energy (“DOE”) and U.S. Department of Defense (“DOD”). The distribution channels for our services are through direct sales to customers or via intermediaries.

The principal element of our business strategy consists of upgrading our facilities within our treatment segment to increase efficiency and modernize and expand treatment capabilities to meet the changing markets associated with the waste management industry. Within our services segment, we continue to revitalize and expand our business development programs to further increase competitive procurement effectiveness and broaden the market penetration within both the commercial and government sectors. The Company remains focused on expansion into both commercial and international markets to supplement government spending in the United States, from which a significant portion of the Company’s revenue is derived. This includes new services, new customers and increased market share in our current markets.

We are a Delaware corporation incorporated in December 1990. Our principal executive offices are located at 8302 Dunwoody Place, Suite 250, Atlanta, Georgia 30350, and our telephone number is (770) 587-9898. Our website address is www.perma-fix.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. Our internet address is included in this prospectus as an inactive textual reference only.

Our common stock is listed on the Nasdaq Capital Market under the symbol “PESI”. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our common stock.

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled down disclosures for so long as (i) our voting and non-voting ordinary shares held by non-affiliates is less than $250.0 million measured as of June 30th of such fiscal year or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting ordinary shares held by non-affiliates is less than $700.0 million measured as of June 30th of such fiscal year.

3

The Securities We May Offer

We may offer up to 2,500,000 shares of our common stock from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities to be offered.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may offer and sell our securities to or through one or more underwriters, dealers, or agents, “at-the-market” to or through a market maker or into an existing trading market, or directly to one or more purchasers, or through a combination of methods of sale, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We, our underwriters, dealers, or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters, dealers, or agents, we will include in the applicable prospectus supplement:

● the names of those underwriters or agents;

● applicable fees and commissions to be paid to them;

● details regarding over-allotment options, if any; and

● the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

4

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves substantial risks. You should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2022, the risk factors incorporated by reference to any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K incorporated by reference herein or in any accompanying prospectus supplement, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Although we have tried to discuss key factors, please be aware that these are not the only risks we face and there may be additional risks that we do not presently know of or that we currently consider not likely to have a significant impact. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our business or our financial performance. Please also refer to the section entitled “Special Note Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

We maintain broad discretion over the use of proceeds from the sale of securities pursuant to this prospectus. Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of securities by us for general corporate purposes, which may include, but is not limited to, working capital, repayment of indebtedness, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses, subject in all respects to the consent of our secured creditor. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Any allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF COMMON STOCK

Our certificate of incorporation authorizes us to issue up to 30,000,000 shares of common stock, $0.001 par value. As of May 15, 2023, there were 13,419,165 shares of our common stock outstanding.

The holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by stockholders. Common stockholders are entitled to receive dividends declared by the board of directors out of funds legally available for the payment of dividends, subject to the rights, if any, of preferred stockholders. However, we have never paid a dividend and we do not anticipate paying a dividend in the foreseeable future. Our current secured credit facility prohibits us from paying cash dividends on our common stock. Upon any liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share equally in all assets available for distribution after payment of all liabilities and provision for liquidation preference of shares of preferred stock then outstanding. The holders of common stock have no preemptive rights and no rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and nonassessable.

Options and Other Equity Awards

Our certificate of incorporation authorizes us to issue shares of common stock and options, rights, and warrants relating to the common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. As of December 31, 2022, we had (i) options to purchase 1,018,400 shares of common stock outstanding under various incentive stock option plans of the Company, and (ii) an additional 60,000 shares available for issuance pursuant to an outstanding warrant.

5

Antitakeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We are a Delaware corporation governed by the General Corporation Law of Delaware, or the DGCL, including the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a Delaware public corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. As a result of Section 203, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving our security holders of certain opportunities to sell, or otherwise dispose of, such securities at above-market prices pursuant to such transactions. Further, certain of our option plans provide for the immediate acceleration of, and removal of restrictions from, options and other awards under such plans upon a “change of control” (as defined in the respective plans). Such provisions may also have the result of discouraging acquisition of us.

As of December 31, 2022, out of 30,000,000 shares of common stock authorized, we had 13,324,756 shares of common stock outstanding and 7,642 shares of treasury stock. In addition, at December 31, 2022, we had outstanding options to purchase 1,018,400 shares of our common stock at exercise prices ranging from $2.79 to $7.50 per share, and an outstanding warrant to purchase 60,000 shares of our common stock at an exercise price of $3.51 per share. Assuming the issuance of the common stock underlying such options and warrant, as of December 31, 2022, we had available for future issuance 15,589,202 shares of authorized and unissued common stock, and 2,000,000 shares of our preferred stock. Future sales of authorized and unissued shares could be used by our management to make it more difficult for, and thereby discourage, an attempt to acquire control of us.

Undesignated Preferred Stock

The authorization of undesignated preferred stock in our certificate of incorporation will make it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our certificate of incorporation provides that special meetings of the stockholders may be called only by either the Chairman of the Board, if one has been elected, or the Chief Executive Officer, and shall be called by either such officer or the Secretary at the request in writing of a majority of the Board of Directors, but such special meetings may not be called by any other person or persons. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the requirements set forth in our bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004-1561.

Exchange Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “PESI.”

6

PLAN OF DISTRIBUTION

We may sell the securities being offered by us in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We, and our agents, dealers, and underwriters, as applicable, may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations, in the applicable prospectus supplement or amendment.

We may solicit directly offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent that we designate, who may be deemed to be an underwriter as such term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

We may engage in “at the market” offerings of our securities as defined in Rule 415(a)(4) under the Securities Act. An “at the market” offering is an offering of our common stock at other than a fixed price, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents. We shall name any underwriter or agent that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. In the related prospectus supplement, we shall also describe any additional details of the Company’s arrangement with such underwriter or agent, including commissions or fees paid or discounts offered by the Company, and whether such underwriter is acting as principal or agent.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

7

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as quoted on the Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

8

LEGAL MATTERS

Conner & Winters, LLP, Oklahoma City, Oklahoma will opine as to the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our other filings with the SEC and the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the Commission’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance with such requirements, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at http://www.perma-fix.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our common stock is listed on the Nasdaq and all material filed by us with the Nasdaq can be inspected at the offices of the Nasdaq at 151 W. 42nd Street, New York, NY 10036.

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

9

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file separately with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf-registration, you should always check for reports we may have filed with the SEC after the data of this prospectus.

We incorporate by reference the documents listed below:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023;

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 10, 2023;

●	Current Report on Form 8-K filed with the SEC on April 26, 2023;

●	Current Report on Form 8-K filed with the SEC on March 23, 2023;

●	The description of our common stock that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act, that became effective on October 30, 1992, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or portions of documents deemed to be furnished pursuant to the Exchange Act), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may obtain copies of any of these filings by contacting us as described below, or by contacting the SEC or accessing its website as described above under the heading “Where You Can Find More Information.” We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings by writing us at:

Perma-Fix Environmental Services, Inc.

8302 Dunwoody Place, #250

Atlanta, Georgia 30350

(770) 587-9898

Website: http://www.perma-fix.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

10

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The aggregate estimated (other than the registration fee) expenses to be paid by the Registrant in connection with this offering are as follows:

SEC Registration Fee		$2,985.73
Legal Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Printing	$	*
Miscellaneous	$	*

Total:	$	*

*	Estimated expenses not presently known.

Item 15. Indemnification of Officers and Directors

Section 145 of the Delaware Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnification.

Article EIGHTH of our Restated Certificate of Incorporation, as amended, provides as follows with respect to the indemnification of our officers and directors:

All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

Our Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to us or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

The indemnification discussed in this Item 15 is not exclusive of any other rights the party seeking indemnification may possess. We carry officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

II-1

Item 16. Exhibits.

See the Exhibit Index immediately following the signature page of this Registration Statement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however , that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-2

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrants hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 19 day of May, 2023.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato,
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Duff and Ben Naccarato, and each of them acting individually and without the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By	/s/ Mark Duff	Date	May 19, 2023
Mark Duff, President and Chief Executive Officer; Director (Principal Executive Officer)

By	/s/ Ben Naccarato	Date	May 19, 2023
Ben Naccarato, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ Thomas P. Bostick	Date	May 19, 2023
Thomas P. Bostick, Director

By	/s/ Dr. Louis F. Centofanti	Date	May 19, 2023
Dr. Louis F. Centofanti, Director

By	/s/ Kerry C. Duggan	Date	May 19, 2023
Kerry C. Duggan, Director

By	/s/ Joseph T. Grumski	Date	May 19, 2023
Joseph T. Grumski, Director

By	/s/ Joe R. Reeder	Date	May 19, 2023
Joe R. Reeder, Director

By	/s/ Larry M. Shelton	Date	May 19, 2023
Larry M. Shelton, Chairman of the Board

By	/s/ Zach P. Wamp	Date	May 19, 2023
Zach P. Wamp, Director

By	/s/ Mark A. Zwecker	Date	May 19, 2023
Mark A. Zwecker, Director

II-4

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

REGISTRATION STATEMENT ON FORM S-3

EXHIBIT INDEX

Exhibit No.	Description

3(i)	Restated Certificate of Incorporation, as amended, of Perma-Fix Environmental Services, Inc., incorporated by reference from Exhibit 3(i) to the Company’s Form 10-Q for the Quarter Ended March 21, 2021 filed on May 6, 2021.
3(ii)	Second Amended and Restated Bylaws of Perma-Fix Environmental Services, Inc., as amended effective April 20, 2023, incorporated by reference from Exhibit 3(ii) to the Company’s Form 8-K filed on April 26, 2023.
4.1	Fifth Amendment to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 29, 2022, as incorporated by reference from Exhibit 4.1 to the Company’s Form 8-K filed on August 29, 2022.
4.2	Revised Second Amended and Restated Revolving Credit, Term Loan and Security Agreement referenced as Annex A in the Fifth Amendment, as incorporated by reference from Exhibit 4.2 to the Company’s Form 8-K filed on August 29, 2022.
4.3	Sixth Amendment to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 21, 2023, between Perma-Fix Environmental Services, Inc. and PNC Bank, National Association, as incorporated by reference from Exhibit 4.3 to the Company’s Form 10-K filed on March 23, 2023.
5.1*	Opinion of Conner & Winters, LLP, counsel to the Registrant, regarding the legality of the securities being registered.
23.1*	Consent of Grant Thornton LLP
23.2*	Consent of Conner & Winters, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
107*	Calculation of Filing Fee Table.
*	Filed herewith.

II-5